Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-252715) and Form S-8 (No. 333-264139, 333-254923, 333-249978, 333-217627, 333-189240, and 333-129294) of Ocuphire Pharma, Inc., of our report dated March 30, 2023, relating to the consolidated financial statements of Ocuphire Pharma, Inc., included in this Annual Report (Form 10-K) of Ocuphire Pharma, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Detroit, MI
March 30, 2023